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                                                                   Exhibit 10.23

Pacific [LOGO] Atlantic                                          LEASE AGREEMENT
   SYSTEMS LEASING

This Lease Agreement dated January 22, 1999, is made between PACIFIC ATLANTIC SYSTEMS LEASING with an office at 8180 North Hayden Road, Suite D100, Scottsdale, Arizona 85258 ("Lessor") and Mail.com, Inc. with an office at 11 Broadway, 6th Floor, New York, NY 10004 ("Lessee"). The parties agree as follows:

1.    LEASE

Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and/or features ("Equipment") described in Equipment Schedule(s) referencing this Lease Agreement. Each Equipment Schedule shall constitute a separate lease. In the event of a conflict between the terms and conditions of this Lease Agreement and the terms and conditions of any Equipment Schedule or any amendment, addendum, or rider thereto, the terms and conditions of such Equipment Schedule, amendment, addendum, or rider shall prevail. Any reference to "Lease" shall mean this Lease Agreement, the applicable Equipment Schedule, and any amendments, addenda, or riders thereto.

2.    DEFINITIONS

(a) "Installation Date" means the date determined in accordance with the applicable Equipment Schedule.

(b) "Commencement Date" means, as to all Equipment designated on any Equipment Schedule, where the Installation Date for the Item of Equipment (an Item of Equipment shall mean (i) a machine and its features, or (ii) a feature) last to be installed falls on the first day of the month, that date, or in any other case, the first day of the month following the month in which the Item of Equipment last to be installed was installed.

(c) "Daily Rental" means 1/30th of the amount set forth as the Monthly Rental for each Item of Equipment on the applicable Equipment Schedule.

3.    TERM OF LEASE

The term of this Lease as to each Item of Equipment designated on any Equipment Schedule shall commence on the Installation Date for such Item of Equipment and shall continue for an initial period ending that number of months from the Commencement Date as is specified on the applicable Equipment Schedule ("Initial Term"). The term of this Lease for all such Equipment shall be automatically extended for successive three-month periods until terminated by either party giving to the other not less than six months' prior irrevocable written notice of termination. Any such termination shall be effective only on the later of (a) the last day of the Initial Term or the last day of any such successive period, or (b) the date the Equipment has been recertified for maintenance.

4.    RENTAL

The monthly rental ("Monthly Rental") for each Item of Equipment payable hereunder is as set forth in the applicable Equipment Schedule. Rental for each Item of Equipment shall begin to accrue on the Installation Date of such Item of Equipment and shall be due and payable by Lessee in advance on the first day of each month whether or not Lessee has received any notice that such payment is due. If the Installation Date does not fall on the first day of the month, the rental for that period of time from the Installation Date until the first day of the succeeding month shall be an amount equal to the Daily Rental multiplied by the number of days from (and including) the Installation Date to (but not including) the first day of the succeeding month and shall be due and payable on the Installation Date. The Monthly Rental set forth on the applicable Equipment Schedule is conditioned upon the federal corporate income tax rate in effect on the Installation Date.

In addition to the Monthly Rental set forth in the Equipment Schedule(s), Lessee shall pay to Lessor an amount equal to all taxes paid, payable, or required to be collected by Lessor, however designated, which are levied or based on the rental, on the Lease, or on the Equipment or its purchase, sale, ownership, delivery, possession, use, lease, operation, control, or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith not arising from negligence on the part of Lessor or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes on Lessor's net income.

Lessor shall be responsible for the timely filing of all necessary personal property tax returns or declarations and shall pay all personal property taxes levied or assessed against the Equipment during the Initial Term of the applicable Equipment Schedule, and all renewals and extensions thereof, before the taxes become delinquent. Promptly upon presentation of evidence of liability for personal property taxes by Lessor to Lessee, Lessee shall reimburse Lessor for all amounts of personal property taxes due, without proration.

Interest on any past due payments shall accrue at the rate of 1 1/2 percent per month, or if such rate shall exceed the maximum rate allowed by law, then at such maximum rate, and shall be payable on demand. Charges for taxes, penalties, and interest shall be promptly paid by Lessee when invoiced by Lessor.

5.    INSTALLATION, USE DISCONTINUANCE, AND MODIFICATION OF EQUIPMENT

(a) Lessor shall have the sole right and option to make all the arrangements for (i) the transportation of each Item of Equipment to, and the installation of each Item of Equipment at, the Equipment Location stated in the applicable Equipment Schedule, and (ii) the discontinuance, disassembly, packing, and transportation of each Item of Equipment from the Equipment Location to a location of Lessor's choice within the continental United States upon the termination of the applicable Equipment Schedule (by expiration or otherwise) as to such Item of Equipment.

(b) Lessee shall (i) make all arrangements for rigging and drayage, if applicable, with respect to the Equipment, and (ii) furnish suitable electric current required to operate the Equipment and a specific area in the Equipment Location which is suitable for the operation of the Equipment and complies with applicable directives issued by the manufacturer thereof and by Lessor. All transportation (including insurance), rigging, and drayage costs with respect to the Equipment, both on delivery to the Equipment Location and redelivery to a location of Lessor's choice within the continental United States, and all installation, discontinuance, disassembly, and packing costs shall be paid by Lessee.

(c) Lessee shall have the uninterrupted right to enjoy the quiet possession and exclusive use of the Equipment while the applicable Equipment Schedule is in force, without limitation as to time, provided Lessee shall not be in default hereunder.

(d) Any equipment, cards, disks, tapes, or other items not specified in the Equipment Schedule which are used on or in connection with the Equipment must meet the specifications of the manufacturer of the Equipment ("Manufacturer") and shall be acquired by Lessee at its own expense.

(e) Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the Equipment Location without Lessor's prior written consent. Lessee's rights under Sections 5(f) and 6(b) are subject to Lessor's right to match any Modification or sublease proposed by a third party. Lessee will provide Lessor in writing with the terms of the third party offer and Lessor shall have ten days to match the offer. Lessee shall obtain such Modification from, or sublease the Equipment to, Lessor if Lessor has timely matched the third party offer.

(f) Lessee may not, without Lessors prior written consent, make alterations in, or add features, attachments, or conversions to, or upgrade (model or memory) the Equipment. Any such alteration, feature, attachment, conversion, or upgrade (collectively, "Modification") not owned by Lessor and leased to Lessee must (i) be installed by Manufacturer at Lessee's sole expense, (ii) not interfere with the normal and satisfactory operation or maintenance of the Equipment or with Lessee's ability to obtain and maintain the maintenance contract required by Section 5(g) hereof, (iii) be removable at any time without material damage to the Equipment, and (iv) be removed by Manufacturer and the Equipment restored, at Lessee's expense, to its normal, unmodified condition, reasonable wear and tear only excepted, no later than the termination of the Lease as to the applicable Item of Equipment. No lien, encumbrance, or interest may be granted by Lessee in such Modification which would impair Lessor's right, title, and interest in the applicable Item of Equipment. Any and all parts removed as a result of any Modification remain the property of Lessor, and may not be assigned, transferred, or otherwise disposed of by Lessee. Lessee is responsible for storing and safekeeping the removed parts and for their reinstallation prior to return of the Equipment upon


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      cancellation or termination of the Lease. All Modifications not leased by
      Lessor to Lessee which are not removed upon cancellation or termination of the Lease shall become the property of Owner, as defined in Section 9 hereof. Manufacturer or other organization selected by Lessee and approved in writing by Lessor to maintain the Equipment ("Maintenance Organization") may incorporate engineering changes or make temporary alterations to the Equipment upon request of Lessee. Lessee shall promptly accept and cause the installation of all engineering and safety changes furnished without charge by Manufacturer, which safety and engineering changes shall be and become the property of Lessor.

(g) Lessee shall, during the term of this Lease, at its own expense, enter into and maintain in force a contract with Manufacturer or Maintenance Organization covering at least prime shift maintenance of each Item of Equipment. If at any time the Equipment is not being maintained to Lessor's satisfaction, Lessor shall have the right to require Lessee to have another company of Lessor's choice maintain the Equipment. Such maintenance contract shall commence upon expiration of Manufacturer's warranty period, if any, relating to such Item of Equipment. At Lessor's request Lessee shall furnish Lessor with an executed copy of such contract and all renewals and extensions thereof and amendments thereto.

(h) At the termination of this Lease as to the applicable Equipment Schedule (by expiration or otherwise), Lessee shall, at its own expense, return the Equipment to Lessor in the same operating order, repair, condition, and appearance as on the Installation Date, subject only to reasonable wear and tear and to the provisions of Section 5(f) hereof, complete with all cables, diagnostics, and logic manuals. Lessee shall be responsible to have the Equipment including software certified as acceptable for Manufacturer's standard maintenance contract prior to redelivery to Lessor without any reconditioning or initial set up or license charges. In the event Lessee is unable to comply with the foregoing, Lessee shall indemnify and hold Lessor harmless from any such charges incurred upon a subsequent installation of the Equipment.

6.    OWNERSHIP AND INSPECTION

(a) This is a contract of lease only and Lessee shall have no equity or property interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain personal property regardless of the manner in which it may be installed or attached. Lessee shall not, without Lessor's prior written consent, install or use the Equipment in such a manner or in such circumstances that any part of the Equipment is deemed to be an accession to other personal property. Lessee, shall, at Lessor's request, affix to the Equipment tags, decals, or plates furnished by Lessor indicating Owner's ownership and Lessee shall not permit their removal or concealment.

(b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. Lessee shall not assign or otherwise encumber this Lease or any of its rights hereunder or sublease the Equipment or any parts of the Equipment without Lessor's prior written consent, except that Lessee, subject to the provisions of Section 5(e) hereof, at its expense and upon prior written notice to Lessor, may assign this Lease or sublease the Equipment to its parent or any subsidiary corporation or to a corporation which shall have acquired all or substantially all of the property of Lessee by merger, consolidation, or purchase. Upon any permitted assignment or sublease, Lessee shall execute and deliver to Lessor, or any assignee of Lessor, at Lessee's expense, such documentation as Lessor or such assignee may require, including but not limited to documentation to evidence and put third parties on notice of Lessor's or its assignee's interest in the Equipment. No permitted assignment or sublease shall relieve Lessee of any of its obligations hereunder.

(c) Lessor or its agents shall have free access to the Equipment at all reasonable times for the purpose of inspection and for any other purpose contemplated in this Lease. Lessee shall make Lessee's log and maintenance records pertaining to the Equipment available during any such inspection.

(d) Lessee shall immediately notify Lessor of all details concerning any damage to, or loss of, the Equipment arising out of any event or occurrence whatsoever, including, but not limited to, the alleged or apparent improper manufacture, functioning, or operation of the Equipment.

7.    WARRANTIES AND DISCLAIMER OF WARRANTIES

(a) Lessee represents that, as of the Installation Date set forth in the applicable Equipment Schedule, it shall have (i) thoroughly inspected the Equipment, (ii) determined for itself that all Items of Equipment are of a size, design, capacity, and manufacture selected by it, and (iii) satisfied itself that the Equipment is suitable for Lessee's purposes. Lessee authorizes Lessor to insert in each Equipment Schedule the serial numbers and other identifying data of the Equipment.

(b) Lessee hereby covenants, represents, and warrants with respect to this Lease and each Equipment Schedule executed hereunder as of the Installation Date of any Item of Equipment that (i) the execution, delivery. and performance thereof by Lessee have been duly authorized by all necessary corporate action; (ii) the individual executing such was duly authorized to do so; (iii) the Lease and each Equipment Schedule constitute legal, valid, and binding agreements of Lessee enforceable in accordance with their respective terms; and (iv) the Equipment is personal property and when subjected to use by Lessee will not be or become fixtures under applicable law.

(c) LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT, OR THE SUPPLIER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL, WORKMANSHIP, CONFORMITY TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER(S) RELATING THERETO, OR AS TO PATENT INFRINGEMENT OR THE LIKE OR ANY SOFTWARE USED IN THE EQUIPMENT, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to Manufacturer or to the supplier of the Equipment for any and all warranty claims and any and all warranties made by Manufacturer or the supplier to Lessor are hereby assigned to Lessee, to the extent permitted by Manufacturer or the supplier, for the term of the applicable Equipment Schedule. Lessee agrees that Lessor shall not be responsible for the delivery, installation, maintenance, operation, or service of the Equipment or for delay or inadequacy of any or all of the foregoing. Lessor shall not be responsible for any general, incidental, special, or consequential loss or damage resulting from the installation, operation, or use of the Equipment or otherwise (including strict liability in tort). Lessee will defend, indemnify, and hold Lessor harmless on an after-tax basis against any and all claims, demands, and liabilities arising out of or in connection with the design, manufacture, possession, or operation of the Equipment, including strict liability in tort.

8.    RISK OF LOSS

(a) Until the Equipment is returned to Lessor as provided in this Lease, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, whether or not insured against, howsoever caused. During the term of this Lease as to any Equipment Schedule, Lessee shall, at its expense, keep in effect all risk and public liability insurance policies covering the Equipment designated in each Equipment Schedule. The all risk insurance policy shall be for an amount not less than the replacement cost of the Equipment. The public liability insurance policy shall be in such amount as is reasonably acceptable to Lessor. Lessor, its successors and assigns, shall be named as additional insureds and/or loss payees on such policies, which shall be written by one or more insurance companies of recognized responsibility reasonably acceptable to Lessor. Evidence of such insurance coverage shall be furnished to Lessor not later than the Installation Date set forth in the applicable Equipment Schedule and from time to time thereafter as Lessor may demand. Such policies shall provide that no less than ten days' written notice shall be given to Lessor prior to cancellation of such policies for any reason. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact coupled with an interest to make claim for, receive payment of, and execute any and all documents that may be required to be provided to the insurance carrier in substantiation of any such claim for loss or damage under said insurance policies, and to endorse Lessee's name to any and all drafts or checks in payment of the loss proceeds.

(b) If any Item of Equipment is rendered unusable as a result of any physical damage to, or loss or destruction of, the Equipment, or title thereto shall be taken by any governmental authority under power of eminent domain or otherwise, Lessee shall give to Lessor immediate notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessee shall determine, within fifteen days after the date of occurrence of any such damage or destruction, whether such Item of Equipment can be repaired. In the event Lessee determines that the Item of Equipment cannot be repaired or such Item of Equipment was lost, destroyed, or title thereto taken, Lessee shall promptly replace such Item of Equipment with identical equipment and transfer title to such replacement equipment to Lessor free and clear of all liens, claims, equities, and encumbrances of every kind or nature whatsoever, and this Lease shall continue in full force and effect as though, subject to the provisions of Section 9 hereof, such damage, loss, destruction, or taking of title had not occurred, except that the replacement equipment shall become Equipment for purposes of the Lease in lieu of the replaced Equipment. In the event Lessee determines that such Item of Equipment can be repaired,


                                       2.
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      Lessee shall cause such Item of Equipment to be promptly repaired. All proceeds of insurance received by Lessor or Lessee under the all risk insurance policy referred to in the preceding paragraph of this Section shall be applied toward the cost of such repair or replacement.

9.    TAX BENEFITS

This Lease has been entered into on the basis that Lessor (and/or any persons, firms, corporations, or other entities to which Lessor has transferred or may transfer title to all or any portion of the Equipment) (collectively, "Owner") shall be entitled to such deductions, credits, and other benefits as are provided by the Internal Revenue Code of 1986, as amended or superseded from time to time and the rules and regulations promulgated thereunder (the Code"), to an owner of property ("Tax Benefits"). As used herein the term "Owner" shall mean and include Lessor in the event Lessor has not transferred title to all of the Equipment, and the term "Lessor" shall mean and include each member of the affiliated group of corporations with which Lessor files a consolidated return for federal income tax purposes.

If to any extent as a result of (a) any act or failure to act by Lessee or any person claiming by, through, or under Lessee, (b) any misrepresentation or breach of any covenant, warranty, or agreement contained in this Lease or the applicable Equipment Schedule, (c) any requisition of use or title to the Equipment by any governmental entity or authority, whether by claim of right, eminent domain, or otherwise, (d) any physical damage to, or loss or destruction of, the Equipment, (e) the substitution of all or any part of the Equipment pursuant to Section 8(b) hereof or otherwise, (f) any assignment or sublease, or
(g) Lessee permitting the Equipment to become "tax-exempt use property" within the meaning of the Code, Owner, in determining its income tax liability for any year, shall (i) lose the benefit of, or shall not have, or shall not claim as a result of a written opinion of independent tax counsel that there is not a reasonable possibility that Owner's claiming of such Tax Benefits would be upheld by a court if the matter were litigated, or shall lose the right to claim, or shall be delayed in claiming, or shall suffer a deferral, diminution, or disallowance of, or shall be required to recapture, all or any part of the Tax Benefits, or (ii) be required to include any amount in income other than rental payments in the times and amounts set forth in the applicable Equipment Schedule, or (iii) have any portion of the Tax Benefits attributed to foreign sources (any of (i)-(iii) being hereinafter referred to as a "Loss"), then Lessee shall pay to Owner, upon demand, a sum which, after deduction therefrom for all federal, state, and local income taxes payable by Owner with respect to the receipt of such sum, shall be sufficient to restore Owner's net economic after-tax yield, cash flow, and rate of return that Owner would have had if such Loss had not occurred, plus any fines, interest, penalties, or additions to tax fairly attributable to such Loss. For purposes of this Section a Loss shall occur upon the earliest of (i) the happening of any event (such as any disposition, damage, loss, destruction, or change in the use of any Item of Equipment) which may cause such Loss, (ii) the payment by Owner to the Internal Revenue Service of the tax increase resulting from such Loss, (iii) the adjustment by audit or otherwise of the tax return of Owner to reflect such Loss, or (iv) the filing of any return reflecting such Loss.

10.   EVENTS OF DEFAULT AND REMEDIES

The occurrence of any one of the following shall constitute an Event of Default hereunder:

(a) Lessee fails to pay any installment of rent on or before the fifth day following the date when the same becomes due and payable;

(b) Lessee attempts to remove, sell, transfer, encumber, sublet, or part with possession of any Item of Equipment, except as expressly permitted herein;

(c) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder and such failure shall continue uncured for ten days after written notice thereof to Lessee by Lessor;

(d) Any warranty, representation, or statement made or furnished to Lessor by or on behalf of Lessee proves to have been false in any material respect when made or furnished;

(e) Lessee ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, is generally not paying its debts as they mature, files a voluntary petition in bankruptcy, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar arrangement under any present or future statute, law, or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a custodian, trustee, receiver, or liquidator of it or all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation, or if any order for relief is entered against Lessee under the federal bankruptcy laws;

(f) Within thirty days after the commencement of any proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution, or similar relief under any present or future statue, law, or regulation, such proceedings shall not have been dismissed, or if within thirty days after the appointment without Lessee's consent or acquiescence of any custodian, trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated; or

(g) The default by Lessee under any other Equipment Schedule or other agreement between Lessee and Lessor or any assignee of Lessor.

Upon the occurrence of an Event of Default, Lessor may at its option do any or all of the following: (a) by notice to Lessee cancel or terminate this Lease as to any or all Equipment Schedules; (b) whether or not this Lease is canceled or terminated as to any or all Equipment Schedules, take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose, enter upon any premises without liability for so doing (except that Lessor shall be liable for damages resulting from the fault or negligence of Lessor) or Lessor may cause Lessee, and Lessee hereby agrees, to return the Equipment to lessor as provided in this Lease; (c) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the present value of all monies to be paid by Lessee during the remaining Initial Term or any successive period then in effect, discounted at the rate of three percent per annum, which payment, together with applicable sales or use tax, shall become immediately due and payable; or (d) sell, dispose of, hold, use, or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall not be obligated to give preference to the sale, lease, or other disposition of the Equipment, which may be either wholesale or retail, over the sale, lease, or other disposition of similar equipment owned, leased, or managed by Lessor). Any disposition may be at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale or lease. The subsequent acceptance of payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of Lessor's knowledge of such prior existing breach at the time of acceptance of such payments. In any event, Lessee shall, without further demand, pay to Lessor an amount equal to all sums due and payable for all periods up to and including the date on which Lessor has declared this Lease to be in default.

In the event that Lessee shall have paid to Lessor the liquidated damages and other amounts referred to in the preceding paragraph of this Section, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, either (a) if Lessor re-leases the Equipment, all rentals or proceeds received from the reletting of the Equipment during the balance of the Initial Term or any successive period then in effect (after deduction of all expenses incurred by Lessor), or (b) if Lessor sells the Equipment, all proceeds received from the sale (after deduction of the estimated residual value of the Equipment as of the end of the Initial Term or any successive period then in effect and of all expenses incurred by Lessor), said amount never to exceed the amount of the liquidated damages paid by Lessee. Lessee agrees that Lessor shall have no obligation to sell the Equipment. Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default including, but not limited to, all collection agency fees and all court costs and reasonable attorneys' fees, whether or not suit is brought, including in-house attorneys' fees. Lessee hereby agrees that, in any event, it will be liable for any deficiency after any sale, lease, or other disposition by Lessor. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

If, upon the cancellation or termination of the applicable Equipment Schedule as to any Item of Equipment, Lessee fails or refuses to return and deliver possession of such Item of Equipment to Lessor on the prescribed date, in addition to all other rights and remedies available to Lessor, Lessee shall promptly pay Lessor rent equal to the greater of the then fair market month to month rental value or 150 percent of the current Monthly Rental for all Equipment as shown on the applicable Equipment Schedule on a month to month basis until all Equipment is returned to Lessor, provided Lessee shall be liable for rent through the last day of any monthly extension. Lessee shall remain liable for any direct damages Lessor may suffer by reason of being unable to deliver such Item of Equipment to another party.

11.   NET LEASE

Except as otherwise specifically provided in this Lease, it is understood and agreed that each Equipment Schedule constitutes a net lease, and that, as between Lessor and Lessee, Lessee shall be responsible for all costs and expenses of every nature whatsoever (including, but not limited to, transportation, installation, deinstallation, taxes, maintenance, and insurance) arising out of or in connection with or related to this Lease or the Equipment. Lessee hereby agrees that in the event that Lessee fails to pay or perform any obligation under this Lease, Lessor may, at its option. pay or perform said obligation and any payment made or expense incurred by Lessor in connection therewith shall become additional rent which shall be due and payable by


                                       3.
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Lessee upon demand. All amounts payable by Lessee under any Equipment Schedule shall be absolute and unconditional and shall not be subject to any abatement, reduction, offset, defense, counterclaim, interruption, deferment, or recoupment for any reason whatsoever, and such amounts shall be and continue to be payable in all events.

12.   ASSIGNMENT

Lessee agrees that Lessor may transfer or assign all or any part of Lessor's right, title, and interest in, under, or to the Equipment and this Lease or any Equipment Schedule, and any or all sums due or to become due pursuant to any of the above, to any third party ("Assignee") for any reason. Lessee agrees that upon receipt of written notice from Lessor of such assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so directed, shall pay all sums due or to become due hereunder directly to Assignee or to any other party designated by Assignee. Lessee hereby covenants, represents, and warrants as follows and agrees that Assignee shall be entitled to rely on and shall be considered a third party beneficiary of the following covenants, representations, and warranties: (a) Lessee's obligations to Assignee hereunder are absolute and unconditional and are not subject to any abatement, reduction, offset, defense, counterclaim, interruption, deferment, or recoupment available to Lessee for any reason whatsoever including, but not limited to, operation of law, defect in the Equipment, failure of Lessor to perform any of its obligations hereunder, any insolvency or bankruptcy of Lessor, or for any other cause or reason whatsoever, whether similar or dissimilar to the foregoing; (b) Lessee shall not look to Assignee to perform any of Lessor's obligations hereunder unless Assignee specifically assumes such obligations; (c) Lessee will not amend or modify this Lease without the prior written consent of Assignee; and (d) Lessee will send a copy to Assignee of each notice which Lessee sends to Lessor.

Upon receipt of notice of such transfer or assignment, Lessee agrees to promptly execute and deliver to Lessor such documentation as Assignee may require to secure and/or complete such transfer or assignment, including, but not limited to, the following: (a) an acknowledgment of, or consent to, the assignment which may require Lessee to make certain representations or reaffirmations as to some of the basic terms and covenants contained in this Lease; (b) a Certificate of Incumbency; (c) an opinion of counsel for Lessee with respect to the representations and warranties set forth in Section 7(b) above; and (d) a Certificate of Delivery and Acceptance. Such assignment shall relieve Lessor of its obligations hereunder upon the assumption thereof in writing by Assignee unless Lessor, Lessee, and Assignee agree otherwise, and the rights of Lessee hereunder shall not be impaired.

13.   MISCELLANEOUS

(a) Neither this Lease, any Equipment Schedule, nor any consent or approval provided for herein shall be binding upon Lessor unless signed on its behalf by a duly authorized officer at its home office. This Lease shall be deemed to have been made in the State of California and shall be governed in all respects by the laws, but not the rules relating to choice of laws, of such State. No rights or remedies referred to in Article 2A of the Uniform Commercial Code will be conferred on Lessee unless expressly granted in this Lease or an Equipment Schedule.

(b) This Lease and each Equipment Schedule constitute the entire agreement and understanding of the parties with respect to the lease of the Equipment listed on each Equipment Schedule (notwithstanding any contrary provision contained in any instrument submitted by Lessee), supersede any or all prior agreements and understandings related to the subject matter hereof, and may not be changed orally but only by an agreement in writing signed by both parties. Lessee's purchase order, if any, shall be used for accounting purposes only and the provisions thereof shall be inapplicable notwithstanding Lessor's acknowledgment thereof.

-------
Lessee
Initials

(c) Any notice, request, or other communication to either party by the other shall be given in writing and deemed received upon the earlier of actual receipt or three days after mailing if mailed postage prepaid to the address of the other party as set forth herein or to such other address as such party shall have designated by proper notice or one day after it is sent by courier or facsimile transmission if receipt is verified by the receiving party.

      Notices to Lessor shall be sent to the attention of the Manager, Contract Documents.

(d) Subject to Sections 6(b) and 12 hereof, this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of an Assignee).

(e) No representation or statement made by any representative of either party not contained herein shall be binding upon such party. No provision of this Lease or any Equipment Schedule which may be deemed unenforceable shall in any way invalidate any other provision or provisions hereof, all of which shall remain in full force and effect. Neither any failure nor any delay on the part of either party in exercising any of its rights hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right hereunder.

(f) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(g) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code financing statements, to be filed or recorded for the purposes of evidencing and putting third parties on notice of Lessor's or Assignee's interest in the Equipment and Lessee agrees that Lessor or Assignee may execute such instruments for and on behalf of Lessee. In the event for any reason whatsoever Lessee is ` determined to have an interest in the Equipment other than a purely leasehold interest for the term of this Lease, Lessee agrees to and does hereby expressly subordinate such interest to the interests of Owner in the Equipment and to the security interest in the Equipment of any Assignee whether such security interest is presently in existence or hereafter acquired. Lessee shall execute all documents requested by Owner or any Assignee to evidence such subordination.

(h) During the term of this Lease, Lessee agrees to deliver to Lessor a copy of Lessee's annual audited financial statements within a reasonable time after the statements are available.

(i) Lessee's covenants, representations, and warranties shall survive the expiration, termination, or cancellation of this Lease.

(j) If Equipment delivered pursuant to any Equipment Schedule contains any features not specified therein, Lessor reserves the right to remove or deactivate any such features at any reasonable time without liability for any down time of any Item of Equipment occasioned thereby.

(k) Lessee and Lessor acknowledge that an Equipment Schedule may include certain software ("Software") in which Lessor and Lessee have no ownership or other proprietary rights. Where required by the Software owner or manufacturer, Lessee shall enter into a license or other agreement for the use of the Software. Any Software agreement shall be separate and distinct from this Lease and any Equipment Schedule, and Lessor and Assignee shall not have any rights or obligations thereunder.

(l) This Lease and any Equipment Schedule may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. To the extent that this Lease constitutes chattel paper, no security interest in this Lease may be created through the transfer of possession of any counterpart other than an executed counterpart or a photostatic copy of an executed counterpart of this Lease together with an executed Equipment Schedule marked "Original."

(m) It is the intention of the parties hereto to comply with applicable usury laws. Accordingly, it is agreed that in no event shall this Lease require the payment or permit the collection of interest in excess of the maximum amount permitted by law.

LESSOR: PACIFIC ATLANTIC SYSTEMS LEASING     LESSEE: MAIL.COM, INC.


By:                                          By: /s/ Bob Helfant       2/3/99
    ------------------------------------         -----------------------------


Name:                                        Name: Bob Helfant
      ----------------------------------           ---------------------------


Title:                                       Title: SVP
       ---------------------------------            --------------------------

Rev.4 8/98


                                       4.

                            CERTIFICATE OF INCUMBENCY

      Re: Lease Agreement dated January 22, 1999, and all Equipment Schedule(s) thereto between Pacific Atlantic Systems Leasing and Mail.com, Inc.

I, Deborah McClister hereby certify that I am the duly elected, qualified and presently serving CFO of Mail.com, Inc. ("Company"). I further certify that each of the persons listed below was duly elected or appointed to and on the date hereof holds the office or position set forth opposite his/her name and that the signature appearing opposite the name of such person is the genuine signature of such person. Each such person has the power and authority to execute any and all documents on behalf of the Company relating to the above referenced transaction and to bind the Company to perform in accordance with the terms thereof.


Name                       Office/Position                   Signature


Bob Helfant                SVP                               /s/ Bob Helfant
-------------------        ------------------------          -------------------


-------------------        ------------------------          -------------------


-------------------        ------------------------          -------------------

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 3 day of Feb, 1999.



                                                       _________________________

(Corporate Seal)

Mail.com[LOGO]

The Internet Messaging Company


February 2, 1999

Pacific Atlantic Systems Leasing
8180 North Hayden Rd, Ste D-l00
Scottsdale, AZ 85258

RE: Equipment schedule No. 1 to Lease Agreement dated January 22,1999 between Mail.com, Inc. and Pacific Atlantic Systems Leasing (the "Lease")

To Whom It May Concern:

Please accept this letter as our 180-day notice of intent to terminate the Lease effective June 30, 2002. We would like to know what the fair market value is several months before the lease termination date so we can make our decision to return it to you or purchase it. Thank you.

Sincerely,


/s/ Bob Helfant

Bob Helfant
Senior Vice President
Mail.Com, Inc.


11 broadway o suite 660, o new york o ny o  p212.425.3477 o f212.425.3487

[LOGO] GlobeComm(TM)                                        Purchase Order

11 Broadway                                               DATE      P.O. NO.
Suite 660
New York, NY 10004                                       12/9/98      1327

  ----------------------------------      ----------------------------------
  Vendor                                    SHIP TO
  ----------------------------------      ----------------------------------
  MTI                                     iName, Inc.
  Ben Woo                                 25 Broadway
  1301 Concord Center/Hwy 36              5th floor
  Hazlet, NJ 07730                        New York, NY 10004
  fax 212-996-1470

  ----------------------------------      ----------------------------------

                       ----------------------------------------------------------------------------------------------
                       REQUISITION No.         TERMS               Expected  SHIP VIA               APPROVED BY:
                       ----------------------------------------------------------------------------------------------
                                            see note below              12/2/98                     /s/ Bob Helfant
---------------------------------------------------------------------------------------------------------------------
       ITEM                         DESCRIPTION                                QTY         RATE             AMOUNT
---------------------------------------------------------------------------------------------------------------------
GL3600IOP         per 12/7 letter -frame plus 2 - I0 processors                  4       22,000.00         88,000.00
SW2500-CHA        StorageWare 2500 shelf with chassis (holds 12 drives)         19        5,680.00        107,920.00
SW25D3-182        18.2GB 10,000 RPM in MTI hot swap RAID canister              120        2,610.00        313,200.00
SW25D3-364        10,000 RPM 36 GB HD                                          108        4,176.00        451,008.00
support           3 years of 24x7 hardware/software support/warranty             1            0.00              0.00
                  which includes 7x24 monitoring by MTI.
Discount                                                                         1     -193,128.00       -193,128.00
Memo              * Terms are 3 year lease beginning 7/1/99 - rate to be                      0.00              0.00
                  approved by iName.
                  * System supports remote management and configuration.
                  * System supports Remote Mirroring and MTI will work
                  with iName to see that is implemented when needed by
                  iName.
                  * iName may change the delivery schedule with 30 days
                  notice to MTI.

---------------------------------------------------------------------------------------------------------------------
                                                                                           Total         $767,000.00
---------------------------------------------------------------------------------------------------------------------

EL CAMINO [LOGO] RESOURCES LTD.

                          ASSIGNMENT OF PURCHASE ORDER

                      PURCHASE AGREEMENT OR PURCHASE RIGHTS

                                  Introduction

MAIL.COM, INC.. ("Customer") has entered into Purchase Order No. 1327 dated 12/9/98 attached hereto and incorporated herein by reference (the "Purchase Agreement") with MTI Technology (the "Supplier") for the purchase of certain equipment described therein (the "Equipment"). In order to facilitate the Customer's leasing of the Equipment, the Customer wishes to assign its rights to purchase the Equipment to Pacific Atlantic Systems Leasing, a division of El Camino Resources, Ltd. ("Assignee"). In the event of any conflict between the aforesaid documents and this assignment (the "Assignment"), the language of this Assignment shall control.

                                    Agreement

In consideration of the mutual undertakings herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, Supplier, Customer and Assignee agree as follows:

1. Customer hereby assigns to Assignee all of Customer's right to purchase the Equipment, and, subject to the terms and conditions herein contained and of execution of the lease for the Equipment between the Customer and Assignee assumes and agrees to perform Customer's obligations to pay the purchase price for the Equipment including freight, maintenance, set-up, installation and software. The parties agree that progress payments made or to be made by the Customer have been made or will be made on behalf of the Assignee and shall be reimbursed by the Assignee to the Customer, and the Assignee will only be liable to the Supplier for the actual net amount still owing.

2. Customer shall remain liable to Supplier for the full performance of Customer's obligations under the Purchase Agreement (except to the event provided in Paragraph 1 above), and Customer agrees to hold Assignee harmless from all loss, cost, damage and expense incurred as a result of Customer's failure to perform the obligations it retains hereunder with respect to the Purchase Agreement, or failure to obtain from Supplier a refund of any funds due from Supplier.

3. Upon delivery of each item of Equipment, title to such item of Equipment shall be conveyed to Assignee free and clear of all claims, liens and encumbrances arising under or through the Supplier or Customer. Until payment in full of the purchase price, the Supplier reserves a purchase money security interest in the Equipment.

4. All Equipment shall, on the date of acquisition by the Assignee, be newly manufactured depreciable personal property not used by any party prior to Assignee's acquisition thereof, except for use by Customer for a period not exceeding ninety (90) days prior to Assignee's acquisition. Title to each item of the Equipment shall pass directly from Supplier to Assignee on the later of the date of delivery of such item to Customer or the date of this Assignment, and Supplier will invoice Assignee directly for such purchase. In the event the Equipment is manufactured by Digital Equipment Corporation, Customer and Supplier agreed that Supplier shall provide Assignee with a fully executed copy of all media documentation, Software license agreements, PAK agreements, and upon Assignee's request, any other documents relating to the Equipment.

5. Any warranties (express or implied) made by the Supplier shall vest in Assignee, and shall be enforceable by Assignee or by Customer on behalf of Assignee.

6. The Assignee is purchasing the Equipment for lease to the Customer and, where permitted by applicable law, such purchase shall be considered a purchase for resale.

7. Assignee's purchase payment obligations to Supplier shall be "net 10 days" from the later of: (i) the date of installation of the last unit of Equipment as evidenced by Assignee's receipt of Assignee's executed installation acceptance certificate ("Acceptance Certificate") executed by Customer, as lessee pursuant to a lease with Asignee, as lessor; (ii) receipt of Supplier's invoice listing all serial numbers and any related purchase documents; or (iii) on more favorable terms if made available by Supplier. The Supplier shall, upon request, provide to Assignee any documents reasonably necessary to confirm that upon its payment of the purchase price the Equipment will be free and clear of all claims, liens and encumbrances.

8. In the event that Customer fails to accept the Equipment under the lease promptly upon its delivery, then Assignee shall have the right upon notice to Customer and Supplier to terminate this Assignment with respect to such Equipment, and the Customer shall thereafter directly assume its obligations to the Supplier under the Purchase Agreement.

9. The parties acknowledge that the Equipment listed herein may include software ("Software") in which Assignee shall have no ownership or other proprietary rights and no such title shall be transferred to Assignee hereunder. Customer agrees to enter into a license or other agreement for the use of the Software, and Customer agrees that, as between Assignee and Customer, Assignee shall be third party beneficiary under such license or other agreement. Any Software agreement shall be separate and distinct from this Assignment, and Assignee shall not have any right or obligations thereunder or with respect to such Software.

19. The Purchase Agreement and this Assignment represent the entire understanding of the parties with respect to the purchase of the Equipment. No modifications or additions to any of those documents which affect the purchase shall be made unless consented to in writing by Customer, Supplier and Assignee. This Assignment is valid only upon signature of all parties hereto.

      IN WITNESS WHEREOF, the parties have duly executed this Assignment as of _______________ , l9__.

      MAIL.COM, INC.                     PACIFIC ATLANTIC SYSTEMS LEASING,
      (Customer)                         a division of El Camino Resources, Ltd.
                                         (Assignee)


      By: /s/ Bob Helfant                By:
          ----------------------------       ------------------------------

      Title: SVP                         Title:
             -------------------------          ---------------------------


      Acknowledged and agreed to:
      MTI TECHNOLOGY
      (Supplier)

      By:
          ----------------------------

      Title:
             -------------------------

ECR NO. 4298-001

                                   ADDENDUM A
                    TO EQUIPMENT SCHEDULE NO. 1 ("SCHEDULE")
                    TO LEASE AGREEMENT DATED JANUARY 22, 1999
                                     BETWEEN
                 PACIFIC ATLANTIC SYSTEMS LEASING ("LESSOR") AND
                            MAIL.COM, INC. ("LESSEE")

Notwithstanding the terms and conditions contained in the Lease Agreement and to the limited extent hereof, Lessor and Lessee hereby agree that this Addendum A modifies the terms and conditions of the above referenced Schedule. In the event of conflict or inconsistency between the terms and conditions hereof and those of the Lease Agreement, the former shall govern. Unless otherwise herein defined, the terms used herein shall have the same meanings as ascribed to them in the Lease Agreement.

Section 3. Term of Lease. For the purpose of this Schedule No. 1 only, shall be amended as follows: Delete the last two (2) sentences of this section in their entirety.

Section 13. Miscellaneous. For the purpose of this Schedule No. 1 only, shall be amended as follows: The following shall be added to this section in its entirety:

"(n) At the conclusion of the thirty-sixth (36th) Initial Term rental payment due under the Schedule, or upon any expiration of any renewal or extension thereof as provided for in option (2) herein or otherwise, Lessee shall, provided at least one hundred eighty (180) days prior written notice is received by Lessor via certified mail, do one of the following: 1) purchase all (but not less than all) of the Items of Equipment for the fair market value, 2) continue the Schedule for twelve (12) additional months at the rate delineated on the Schedule, or 3) return the Items of Equipment to Lessor at Lessee's expense to a destination within the continental United States, and terminate the Schedule, provided all accrued but unpaid late charges, interest, taxes, penalties, and any and all other sums due and owing under the Schedule have been paid and provided the provisions of Section 5 (f) have been specifically adhered to. With respect to options (1) and (3) each party shall have absolute and sole discretion regarding their agreement or lack of agreement to either such arrangement. If Lessor and Lessee have not agreed to either option (1) or (3) prior to the conclusion of the thirty-sixth (36th) Initial Term rental payment or if the notice requirement provided for herein is not received by Lessor, via certified mail, at least one hundred eighty (180) days prior to the conclusion of the thirty-sixth (36th) Initial Term rental payment, then option (2) shall prevail at the conclusion of the Initial Term or any renewal or extension thereof."

In all other respects, the terms and conditions of the Lease Agreement, as originally set forth, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, by there authorized signatories, have executed this Addendum A at the date set forth below their respective signatures.

Lessor:                                Lessee:
PACIFIC ATLANTIC SYSTEMS LEASING       MAIL.COM, INC.

By:                                    By: /s/ Bob Helfant
    ----------------------------           ----------------------------

Name:                                  Name: Bob Helfant
      --------------------------             --------------------------

Title:                                 Title: SVP
       -------------------------              -------------------------

Date:                                  Date: 2/3/99
      --------------------------             --------------------------

ECR No. 4298-001

                            EQUIPMENT SCHEDULE NO. 1
           TO LEASE AGREEMENT DATED JANUARY 22, 1999 ("LEASE") BETWEEN
                   PACIFIC ATLANTIC SYSTEMS LEASING ("LESSOR")
                          AND MAIL.COM, INC. ("LESSEE")

1.Equipment:

   ITEM     QTY       MFG     DESCRIPTION
   ----     ---       ---     -----------
     01      04       MTI     FRAME PLUS 2-10 PROCESSORS
     02      19               STORAGE WARE 2500 SHELF WITH CHASSIS (HOLDS 12 DRIVES)
     03     120               18.2GB 10,000 RPM in MTI HOT SWAP RAID CANISTERS
     04     108               10,000 RPM 36GB HD
     05      01               3 YEARS OF 24X7 HARDWARE/SOFTWARE SUPPORT/WARRANTY, AND 7X24
                              MONITORING BY MTI

      TOTAL EQUIPMENT COST $767,000.00

Note 1: To the extent there is software bundled with the Equipment, Lessor is not leasing software to Lessee nor providing Lessee with a license to use any software. Lessor has no ownership or proprietary right to any software associated with the Equipment, but is merely financing Lessee's acquisition of the right to use the software. Any license must be between Lessee and the respective software vendor.

Note 2. Lessee agrees that the above described configuration may be amended by Lessor to reflect the configuration appearing on Manufacturer's or supplier's invoice for the Equipment and that Lessor may insert the serial numbers and other identifying data of the Equipment.

2. Equipment Location:          Mail.com, Inc.
                                25 Broadway, 5th Floor
                                New York, NY 10004

3. Projected Installation Date: On or by June 15, 1999.

4. Installation Date: _________, 199__. If this space is not completed, the Installation Date of each Item of Equipment shall be:

(a) in the case of an Item of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the date upon which Lessor purchases such Item of Equipment from Lesser; or

(b) in the case of and item of Equipment which is currently installed at the Equipment Location, but where Lessor is obtaining title directly from Manufacturer or supplier, the date upon which Lessor purchases such Item of Equipment from Manufacturer or supplier; or

(c) in the case of an Item of Equipment requiring installation, the earlier to occur of the following: (i) the date determined by Manufacturer or Maintenance Organization to be the date of installation; or (ii) unless Lessor and Lessee agree otherwise, the seventh day following delivery of such Item of Equipment to the Equipment Location.

5. Commencement Date: July 1, 1999.

6. Initial Term: 36 months, beginning July 1, 1999, and the rent free period from the Installation Date to the Commencement Date.

7. Monthly Rental: $26,284.00. A one month deposit in the amount of $26,284.00 is required and shall be applied to the last billing period of the Initial Term.

8. Additional Consideration: In addition to the rent payable under this Equipment Schedule, Lessee shall grant to Lessor warrants to purchase a number of shares of common stock determined based on the valuation of Mail.com, Inc. in the current venture round plus twenty percent (20%) on mutually agreeable terms set forth in a separate agreement executed contemporaneously herewith.

9. Lease Agreement. The lease and this Equipment Schedule may not be changed orally but only by an agreement in writing signed by both parties. All of the other terms, covenants, and conditions set forth in the Lease are set forth herein by reference as if the same had been set forth in full. By their execution and delivery of this Equipment Schedule, the parties hereby reaffirm all of the terms and conditions of the Lease (including, without limitation, the representations and warranties of Lessee set forth in Section 7 thereof) except as modified herein.


LESSOR: PACIFIC ATLANTIC SYSTEMS LEASING     Lessee: MAIL.COM, INC.

By:                                          By: /s/ Bob Helfant
    ---------------------------------            ----------------------------

Name:                                        Name: BOB HELFANT
      -------------------------------              --------------------------

Title:                                       Title: SVP
       ------------------------------               -------------------------

Date:                  , 199                 Date: 2/3/, 1999
      -----------------     ---                    -------------------